EXHIBIT 4.2

                INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' CONSENT

         We have issued our report dated November 15, 1999 on the statement of condition and related securities portfolio of Van Kampen Focus Portfolios, Series 194 as of November 15, 1999 contained in the Registration Statement on Form S-6 and Prospectus. We consent to the use of our report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Certified Public Accountants."


                                                              GRANT THORNTON LLP

Chicago, Illinois
November 15, 1999